CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Matthews International Funds of our report dated February 24, 2023, relating to the financial statements and financial highlights of Matthews Emerging Markets Equity Active ETF, Matthews Asia Innovators Active ETF, and Matthews China Active ETF, which appears in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers

San Francisco, California

December 26, 2023